MDU Resources to Delay Marketing E&P business, Provides Update for Refinery Project

BISMARCK, N.D. – Jan. 9, 2015 – MDU Resources Group, Inc. (NYSE:MDU) today said that it will delay plans to market its Fidelity Exploration & Production business because of the sharp decline in oil prices.

“We believe marketing Fidelity is the right strategic decision for the company and our shareholders, but it makes sense to delay our plans in light of the recent volatility of oil prices,” said David L. Goodin, president and CEO of MDU Resources. “We are nearing completion of the data room and other preparatory work that will be necessary, so we will be prepared to expedite the process when we believe the time is right.”

The company also announced that it expects the Dakota Prairie Refining facility, which it is developing in conjunction with Calumet Specialty Products Partners, L.P., to begin commercial production of diesel fuel and other products in the second quarter of 2015. Dakota Prairie Refining had expected to begin production by Dec. 31, 2014, but experienced delays from severe winter weather in November and late revisions to electrical systems and controls.

The facility’s cost now is expected to be more than $400 million. Construction costs and returns are shared equally with Calumet.

“Although we are disappointed in the delay and cost increase at the refinery, we anticipate good returns from this facility,” Goodin said. “In the future, we expect there will be opportunities to improve financial performance of the refinery through debottlenecking and other strategies. We also will benefit from experience gained with this project to help develop future projects, such as a second plant presently being evaluated near Minot, North Dakota.”

The company expects to provide additional information with its year-end 2014 earnings results news release and conference call that will be held at 10 a.m. EST on February 3, 2015.

Forward-Looking Statements
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this release, including statements by the president and chief executive officer of MDU Resources, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the regulatory approval, permitting, construction, startup and/or operation of the refinery projects and unanticipated events or delays that could negatively impact the company’s business and its results of operations and cash flows. Volatility in oil, natural gas liquids and natural gas prices could negatively affect the results of operations, cash flows and asset values of the company’s exploration and production and pipeline and energy services businesses. The company’s operations are also subject to environmental laws and regulations that may increase costs of operations, impact or limit business plans, or expose the company to environmental liabilities. Weather conditions can adversely affect the company’s operations, revenues and cash flows. Additionally, competition is increasing in all of the company’s businesses. For a discussion of other important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A – Risk Factors in MDU Resources’ most recent Form 10-K and Form 10-Q.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides value-added natural resource products and related services that are essential to energy and transportation infrastructure, including regulated utilities and pipelines, construction materials and services and exploration and production. For more information about MDU Resources, see the company's website at www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Contacts
Financial:
Phyllis A. Rittenbach, director - investor relations, (701) 530-1057 phyllis.rittenbach@mduresources.com

Media:
Richard Matteson, director of communications and public affairs, (701) 530-1700 richard.matteson@mduresources.com

Tim Rasmussen, operating company public relations manager, (701) 530-1069
tim.rasmussen@mduresources.com

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